U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MANHATTAN PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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810 Seventh Avenue, 4th Floor
New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JULY 2, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Manhattan Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the Company’s offices at 810 Seventh Avenue, 4 th floor, New York, New York 10019, on July 2, 2007, at 10:00 a.m. (EDT), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To amend the Company’s Certificate of Incorporation to increase the authorized shares of Company's common stock from 150,000,000 to 300,000,000;

3.	To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on May 5, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please vote your shares by proxy using any method outlined on pages 2 and 3 of the proxy statement as promptly as possible. If you attend the meeting, you may withdraw the proxy and vote in person.

Under rules adopted by the Securities and Exchange Commision, we have chosen to provide our shareholders with the choice of accessing the 2008 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this change, a Notice Regarding the Availability of Proxy Material is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a 12-digit control number that you will need to vote your shares. Please keep the notice for your reference through the meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on or about May 8, 2008.

By Order of the Board of Directors,

MANHATTAN PHARMACEUTICALS, INC.

 /s/ Michael G. McGuinness

Michael G. McGuinness
Chief Operating and Financial Officer, and Secretary

New York, New York
April 25, 2008

PROXY STATEMENT
OF
MANHATTAN PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
JULY 2, 2008

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Manhattan Pharmaceuticals, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on July 2, 2008, at 10:00 a.m. EDT (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices at 810 Seventh Avenue, 4th floor, New York, New York 10019.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors of Manhattan Pharmaceuticals, Inc., a Delaware corporation (sometimes referred to as “Manhattan,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  The Annual Meeting will be held on July 2, 2008 at 10:00 a.m. (EDT) at the Company’s offices at 810 Seventh Avenue, 4th floor, New York, New York 10019.  However, you do not need to attend the meeting to vote your shares.  Instead, you may use any of the voting options outlined on pages 2 and 3 of this proxy statement. 810 Seventh Avenue requires photo identification to enter its premises.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on or about May 8, 2008.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 5, 2008, will be entitled to vote at the Annual Meeting.  On this record date, there were _________ shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 5, 2008, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to vote your shares by proxy using any method outlined on pages 2 and 3 of this proxy statement to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 5, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of six directors to hold office until the 2009 Annual Meeting of Stockholders;

•	To amend the Company’s Certificate of Incorporation to increase the authorized shares of Company's common stock from 150,000,000 to 300,000,000; and

•	Ratification and approval of the selection of J.H. Cohn LLP as our independent registered public accounting form for the fiscal year ending December 31, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For the other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

The Notice Regarding the Availability of Proxy Material that most shareholders will receive will have information about Internet voting but is not permitted to include a telephonic voting number because that would enable a shareholder to vote without accessing the proxy materials online. The telephonic voting number will be on the website where the proxy materials can be found. For more information about voting by telephone, please see the next section.

Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 6:59 p.m. Eastern Time on Friday, June 27, 2008. You may vote in one of the following ways:

By telephone. You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Material. You will be provided with a telephone number for voting at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may vote by telephone 24 hours a day. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your votes.

By Internet. You can also vote your shares by the Internet. The Notice Regarding the Availability of Proxy Material indicates the website you may access for Internet voting using the 12-digit control number included in the notice. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you vote by the Internet.

By Mail. If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Meeting. The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the meeting.

Shareholders who request paper proxy materials and who share a single address will receive only one annual report and proxy statement at that address. This service, known as “householding,” is designed to reduce our printing and postage costs. If after signing up, any shareholder residing at such an address and wishes to receive a separate annual report or proxy statement in the future, he or she may contact our corporate secretary. The contact information for our corporate secretary is provided on page 1 of the proxy statement.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on May 5, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, “For” the ratification and approval of the selection of J.H. Cohn LLP as our independent registered public accounting firm for fiscal year 2008, and “For” the amendment to our certificate of incorporation. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We have hired Morrow & Co., LLC to help us distribute and solicit proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete the proxy voting process for each proxy card you receive to ensure that all of your shares are voted.

  Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 810 Seventh Avenue, 4th Floor, New York, New York 10019.

•	You may attend the meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on January 5, 2009 to our Secretary at 810 Seventh Avenue, 4th Floor, New York, New York 10019. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by January 5, 2009, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, “Abstentions” and broker non-votes.  Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For the election of directors to hold office until the 2009 Annual Meeting of Stockholders, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal 2, with respect to an amendment to our Certificate of Incorporation, must receive a “For” vote from the majority of outstanding shares entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

To be approved, Proposal 3, the ratification and approval of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy.  On the record date, there were _________ shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock, as of April 15, 2008:

o	by each person known by us to be the beneficial owner of 5% or more of our common stock;

o	by each of our directors and executive officers; and

o	by all of our directors and executive officers as a group.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, of any shares of our common stock over which he or she has or shares, directly or indirectly, voting or investment power or of which he or she has the right to acquire beneficial ownership at any time within 60 days. As used in this prospectus, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. Common stock beneficially owned and percentage ownership as of April 15, 2008 were based on 70,624,232 shares outstanding. Unless otherwise indicated, the address of each beneficial owner is c/o Manhattan Pharmaceuticals, Inc., 810 Seventh Avenue, 4th Floor, New York, New York 10019.

Name of Beneficial Owners, Officers and Directors	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Douglas Abel (1)	3,485,566	4.7
Michael McGuinness (2)	576,667	*
Michael Weiser (3)	2,538,651	3.6
Timothy McInerney (4)	966,857	1.3
Neil Herskowitz (5)	323,128	*
Richard I. Steinhart (6)	154,977	*
Malcolm Hoenlien (7)	150,535	*
All directors and officers as a group (8)(7 persons)	8,182,332	10.8
Joan Pons Gimbert(9) Josep Samitier 1-5, Barcelona Science Park 08028 Barcelona, Spain	4,092,483	5.8
Lester Lipschutz (10) 1650 Arch Street, Philadelphia, PA 19103	8,941,873	12.7
Lindsay Rosenwald (11) 787 Seventh Avenue New York, NY 10019	4,224,268	5.9
Nordic Biotech Venture Fund II K/S(12) Ostergrade 5, 3rd floor, DK-1100 Copenhagen K, Denmark	25,000,000	26.1

* Less than 1.0%

(1)	Includes 3,440,566 shares issuable upon exercise of vested portions of options.
(2)	Includes 566,667 shares issuable upon exercise of vested portions of options.
(3)	Includes 163,334 shares issuable upon the exercise of vested portions of options, and 127,754 shares issuable upon exercise of warrants.
(4)	Includes 183,334 shares issuable upon exercise of vested portions of options; and 115,863 shares issuable upon exercise of warrants.
(5)
Includes 149,344 shares issuable upon exercise of vested portions of options, and 19,444 shares issuance upon exercise of warrants; 77,288 shares held by Riverside Contracting, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership and 44,168 shares held by ReGen Capital II, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership.

(6)	Includes 149,344 shares issuable upon exercise of vested portions of options.
(7)	Includes 149,344 shares issuable upon exercise of vested portions of options.
(8)
Includes 4,787,943 shares issuable upon exercise of vested portions of options; 263,061 shares issuable upon the exercise of warrants; 77,288 shares held by Riverside Contracting, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership and 44,168 shares held by ReGen Capital II, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership.

(9)
Includes 3,957,037 shares held by Oleoyl-Estrone Developments ("OED") and 133,334 shares issuable upon exercise of options which are currently exercisable. Mr. Pons is the chief executive officer of OED. Mr. Pons disclaims beneficial ownership of the shares owned by OED.

(10)
Includes 8,941,873 shares of Common Stock held by separate trusts for the benefit of Dr. Rosenwald or his family with respect to which Mr. Lipschutz is either trustee or investment manager and in either case has investment and voting power. Mr. Lipschutz disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any.  The foregoing information is derived from a Schedule 13G filed on behalf of the reporting person on August 1, 2007

(11)
Includes 3,183,497 shares held directly by Dr. Rosenwald, 1,040,658 shares issuable upon the exercise of warrants, 80 shares held by the Dr. Rosenwald's wife, over which Dr. Rosenwald may be deemed to have sole voting and dispositive power, although he disclaims beneficial ownership of such shares except with regard to his pecuniary interest therein, if any, and 33 shares held by Dr. Rosenwald’s children, over which Dr. Rosenwald may be deemed to have sole voting and dispositive power, although he disclaims beneficial ownership of such shares except with regard to his pecuniary interest therein, if any. The foregoing information is derived from a Schedule 13G/A filed on behalf of the reporting person on February 13, 2008.

(12)
Includes (i) 17,857,143 shares are issuable upon exercise of Nordic's right to put, or our right to call, all or a portion of Nordic's equity interest in Hedrin Pharmaceuticals General Partner ApS, a Danish limited partnership, of which we and Nordic are partners, and (ii) 7,142,857 shares are issuable upon exercise of an outstanding warrant held by the selling securityholder. Does not include 17,857,143 additional shares which may become issuable upon exercise of Nordic's right to put, or our right to call, all or a portion of Nordic's equity interest in Hedrin Pharmaceuticals General Partner ApS upon the FDA's determination that Hedrin is a medical device prior to September 30, 2008 and Nordic's investment of an additional $2.5 million in exchange in Hedrin Pharmaceuticals General Partner ApS.

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at six and our Board is presently composed of six members. Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Each nominee is currently a director of the Company and was nominated for election as a director by our Board of Directors. If elected at the Annual Meeting, each of the nominees below would serve until our 2009 Annual Meeting of Stockholders, and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the Annual Meeting. Mr. Abel and Mr. Steinhart were the only directors who attended our annual meeting held on May 24, 2007.

Biographical Summaries of Nominees for the Board of Directors

The name and age of each of the six nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director of the Company are set forth below.

Name	Age	Position(s) Held	Director Since
Douglas Abel	46	President, Chief Executive Officer and Director	2005
Neil Herskowitz	51	Director	2004
Malcolm Hoenlein	64	Director	2004
Timothy McInerney	47	Director	2004
Richard I. Steinhart	51	Director	2004
Michael Weiser, M.D.	45	Director	2003

Douglas Abel has been our President and Chief Executive Officer and a director since April 2005. Mr. Abel was President and CEO of Tarpan Therapeutics, Inc., a privately-held biopharmaceutical company, from November 2004 until April 2005, when Tarpan was acquired by us. Prior to becoming President and CEO of Tarpan, Mr. Abel served as Vice President of the Dermatology Business Unit at Biogen Idec where he worked from August 2000 to November 2004. While at Biogen, he led more than 100 employees to support the launch of AMEVIVE®. Before that, Mr. Abel was at Allergan Pharmaceuticals from December 1987 to August of 2000, with his most recent position being Director of BOTOX® Marketing. Mr. Abel received his A.B. in chemistry from Lafayette College and an M.B.A. from Temple University.

Neil Herskowitz was appointed to our Board of Directors in July 2004. He has served as the Managing Member of ReGen Partners LLC, an investment fund located in New York, and as the President of its affiliate, Riverside Contracting LLC since June 1998. Mr. Herskowitz currently serves as a director of Innovive Pharmaceuticals (OTCBB: IVPH) a publicly traded pharmaceutical development company. He also serves on the board of directors of Starting Point Services for Children, a not-for-profit corporation, and of Vacation Village, a 220-unit development in Sullivan County, New York. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978.

Malcolm Hoenlein was appointed to our Board of Directors in July 2004. Since January 2001, he is also a director of Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX). Mr. Hoenlein currently serves as the Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, a position he has held since 1986. He also serves as a director of Bank Leumi. Mr. Hoenlein received his B.A. from Temple University and his M.A. from the University of Pennsylvania.

Timothy McInerney has been a director of Manhattan since July 2004.  Mr. McInerney serves as a partner at Riverbank Capital Securities, Inc., a position he has held since June 2007.  Mr. McInerney currently serves on the board of directors of ZIOPHARM Oncology Inc. (NASDAQ: ZIOP).  From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc. where he oversaw the overall distribution of Paramount’s private equity product.  Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co.  Prior to that, Mr. McInerney held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc.  Mr. McInerney also worked in sales and marketing for Bristol-Myers Squibb.  He received his B.S. in pharmacy from St. John’s University at New York.  He also completed a post-graduate residency at the New York University Medical Center in drug information systems.

Richard I. Steinhart has been a director of the Company since July 2004. Since April 2006, Mr. Steinhart has served as Chief Financial Officer of Electro-Optical Sciences, Inc., a publicly-held medical device company. From May 1992 to April 2006, Mr. Steinhart was principal of Forest Street Capital, a boutique investment banking, venture capital, and management consulting firm. Prior to Forest Street Capital, from May 1991 to May 1992, he was the Vice President and Chief Financial Officer of Emisphere Technologies, Inc., a publicly held biopharmaceutical company that is working to develop and commercialize a proprietary oral drug delivery system. Prior to joining Emisphere Technologies, Mr. Steinhart spent seven years at CW Group, Inc., a venture capital firm focused on medical and healthcare investments, where he was a General Partner and Chief Financial Officer. Mr. Steinhart has previously served as a director of a number of privately-held companies, including ARRIS Pharmaceuticals, Inc., a biotechnology company involved with rational drug design; Membrex, Inc., a laboratory equipment manufacturing company; and Photest, Inc., a diagnostics company. He began his career working as a certified public accountant and continues to be a New York State Certified Public Accountant. Mr. Steinhart holds a Bachelors of Business Administration and Masters of Business Administration from Pace University.

Michael Weiser, M.D., Ph.D., has served as a director of Manhattan since February 2003.  Dr. Weiser currently serves as founder and co-chairman of Actin Biomed, a position he has held since December 2006.  Previously, he served as Director of Research of Paramount BioSciences, Inc.  Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience.  Dr. Weiser currently serves on the boards of directors of Hana Biosciences, Inc. (NASDAQ: HNAB), Chelsea Therapeutics International Ltd. (NASDAQ: CHTP), Emisphere Technologies Inc. (NASDAQ: EMIS), ZIOPHARM Oncology Inc. (NASDAQ: ZIOP), and VioQuest Pharmaceuticals Inc. (OTCBB: VQPH), as well as several other privately held biotechnology companies.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

The Company's common stock has not been listed on a national securities exchange since the Company voluntarily de-listed its shares from the American Stock Exchange effective March 26, 2008 and therefore the Company is not subject to any corporate governance requirements regarding independence of board or committee members. However, the Company has chosen the definition of independence contained in the rules of the American Stock Exchange (the "AMEX") as benchmark to evaluate the independence of its directors. Under the AMEX listing standards, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and who the board of directors has affirmatively determined does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. After review of all relevant transactions or relationships between each director, or any of his family members, and Manhattan, its senior management and its independent registered public accounting firm, the Board has determined that all of our directors are independent directors within the meaning of the applicable AMEX listing standard, except for Mr. Abel, our President and Chief Executive Officer and Timothy McInerney.

Board Committees and Meetings

The Board held six meetings (either in person or by conference call) in 2007 and took action by written consent three times. All directors attended at least 75 percent of the aggregate meetings of the Board and of the committees on which they served.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Messrs. Herskowitz, Hoenlein and Steinhart (Chair)

Compensation	Messrs. Herskowitz, Hoenlein, Steinhart and Weiser (Chair)

Nominating and Governance	Messrs. Herskowitz, Hoenlein and Steinhart (Chair)

Audit Committee

The Audit Committee oversees the Company’s accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on our company website at www.manhattanpharma.com . The Audit Committee met five times in 2007.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each member of our Audit Committee is independent (as independence for audit committee members is currently under SEC Rule 10-A and the relevant AMEX listing standards. The Board has further determined that Mr. Steinhart qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee of the Board of Directors oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; administers our equity incentive and stock option plans; and makes recommendations to the Board concerning the issuance of awards pursuant to those plans. All current members of the Compensation Committee, except for Dr. Weiser who serves as Chair of the Compensation Committee, are independent (as independence is currently defined under applicable AMEX listing standards). The Compensation Committee met once in 2007. The Board of Directors has adopted a written charter of the Compensation Committee, a copy of which can be found on our company website at www.manhattanpharma.com.

Nominating and Governance Committee

The Nominating and Governance Committee considers and recommends to the Board persons to be nominated for election by the stockholders as directors. In addition to nominees recommended by directors, the Nominating and Governance Committee will consider nominees recommended by stockholders if submitted in writing to the Secretary of the Company at the address of Company’s principal offices. The Board believes that any candidate for director, whether recommended by stockholders or by the Board, should be considered on the basis of all factors relevant to the needs of the Company and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined under applicable AMEX listing standards). The Board of Directors adopted a written charter of the Nominating and Governance Committee, a copy of which can be found on our company website at www.manhattanpharma.com. The Nominating and Governance Committee met once in 2007.

Communication with the Board of Directors

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire board. Stockholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors [or name(s) of particular directors]
Manhattan Pharmaceuticals, Inc.
810 Seventh Avenue, 4th Floor
New York, NY 10019

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees of our company. A copy of our Code of Business Conduct and Ethics is available on our company’s website at www.manhattanpharma.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE *

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2007.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.  Shares of the Company's common stock are not currently listed on a national securities exchange and therefore the Company is not subject to the independence requirements for listed companies set forth in SEC Rule 10A-3 or the listing standards of the AMEX. However, the Audit Committee is comprised solely of independent directors as defined by the SEC Rule 10A-3 and the relevant AMEX listing standards.

The Audit Committee has reviewed and discussed the financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. J.H. Cohn LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm.  Our Audit Committee has also discussed with J.H. Cohn LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements.  The Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with J.H. Cohn LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Richard I. Steinhart (Chair)
Neil Herskowitz
Malcolm Hoenlein

* This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Biographical Summaries of Current Executive Officers

Name	Age	Position
Douglas Abel	46	President & Chief Executive Officer and Director
Michael G. McGuinness	54	Chief Operating and Financial Officer & Secretary

Douglas Abel has been President and Chief Executive Officer and a director of our company since April 2005. His complete biography is set forth above under the caption “Biographical Summaries of Nominees for the Board of Directors.”

Michael G. McGuinness has been our Chief Financial Officer and Secretary since July 2006. Mr. McGuinness was appointed Chief Operating Officer on April 1, 2008. Prior to joining Manhattan, Mr. McGuinness served as chief financial officer of Vyteris Holdings (Nevada), Inc. (OTCBB: VYHN), a product-based drug delivery company, from September 2001 to April 2006, and from 1998 to 2001 he was chief financial officer of EpiGenesis Pharmaceuticals, a privately-held biotechnology company. Mr. McGuinness received a BBA in public accounting from Hofstra University.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year and (ii) the two most highly compensated executive officers, other than the principal executive officer, that served as an executive officer at the conclusion of the fiscal year ended December 31, 2007 and who received total compensation in excess of $100,000 during such fiscal year (collectively, the “named executives”).

Name and Principal Position	Year	Salary	Bonus		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred compensation earnings	All Other Compensation		Total
Douglas Abel	2007	$345,000	$180,000	(3)	$910,224	(5)	$0	$0	$42,333	(4)	$1,477,557
Chief Executive Officer and President	2006	$325,000	$150,000		$1,156,065	(5)	$0	$0	$116,776	(4)	$1,748,841

Alan G. Harris (1)	2007	$288,333	$0		$292,530	(5)	$0	$0	$9,000	(6)	$589,863
Chief Medical Officer	2006	$252,083	$107,500		$98,837	(5)	$0	$0	$8,800	(6)	$467,220

Michael McGuinness(2)	2007	$238,333	$100,000	(3)	$95,528	(5)	$0	$0	$9,000	(6)	$442,861
Chief Operating and Financial Officer, Secretary	2006	$98,229	$60,000		$23,622	(5)	$0	$0	$0		$181,851

(1)	Dr. Harris was appointed our Chief Medical Officer on February 1, 2006. Dr. Harris’ employment with us ended effective December 31, 2007

(2)	Mr. McGuinness was appointed our Chief Financial Officer on July 10, 2006 and Chief Operating Officer on April 1, 2008.

(3)
The Company has accrued for such bonuses but has not paid such bonuses. Payment of such bonuses are contingent upon the Company raising additional financing and shall be paid as follows: (i) 50% will be paid when the Company has consummated a financing transaction with gross proceeds (net of commissions) to the Company of at least $1,000,000 and (ii) the remaining 50% will be paid when the Corporation has consummated a financing transaction with gross proceeds (net of commissions) to the Corporation of at least $2.5 million (cumulative, including the $1 million financing transaction referred to above).

(4)
For 2007 represents a bonus in the amount of $33,333 which represents which represents the approximate amount of additional expense incurred by Mr. Abel relating to his commuting between Boston and New York and a tax “gross up” to cover the additional tax liability to Mr. Abel from such bonus and a matching contributions by us pursuant to our company’s 401(k) retirement plan of $9,000. For 2006 represents a bonus in the amount of $83,333, which represents the approximate amount of additional expense incurred by Mr. Abel relating to his commuting between Boston and New York and a tax “gross up” to cover the additional tax liability to Mr. Abel from such bonus, reimbursement of certain commuting expenses of $24,643 and a matching contributions by us pursuant to our company’s 401(k) retirement plan of $8,800.

(5)
Represents the amount of share-based costs recognized by us during 2007 under SFAS No. 123(R). See Note 3 to our Consolidated Financial Statements included in our annual report for 2007 on Form 10-K and for 2006 on Form 10-KSB for the assumptions made in the valuation.

(6)	Represents matching contributions by us pursuant to our company’s 401(k) retirement plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the unexercised options held by each of our named executive officers as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Douglas Abel	2,923,900	0		$1.50	04/01/2015
	0	250,000		$0.95	04/25/2017
Alan Harris	300,000	0		$1.35	12/31/2009
	100,000	0		$0.95	12/31/2009
Michael	73,333	146,667		$0.70	07/10/2016
McGuinness	20,000	40,000		$1.35	07/10/2016
	0	320,000		$0.95	04/25/2017

Employment Agreements

Douglas Abel. We entered into an employment agreement and an extension to that employment agreement with Mr. Abel dated April 1, 2005, whereby Mr. Abel agreed to serve as our President and Chief Executive Officer for a period of four years in exchange for (i) an annual base salary of $300,000, subject to a retroactive increase in the amount of $25,000 upon the Company’s completing a financing transaction of at least $5,000,000, (ii) a signing bonus in the amount of $200,000, which was payable in two installments during the first year of the agreement, (iii) a discretionary performance-based bonus in an amount equal to up to 50% of Mr. Abel’s base salary, and (iv) an option to purchase 2,923,900 shares of our common stock at $1.50 per share with three-year annual vesting, purchasable for a 10-year term. In accordance with the terms of his employment agreement and as a result of our private placement financing that we completed in August 2005, Mr. Abel’s salary was increased to $325,000 retroactive to April 1, 2005. The employment agreement contains customary provisions relating to confidentiality, work-product assignment, non-competition and non-solicitation. In the event Mr. Abel’s employment is terminated by us (other than for cause) during the term of the agreement, including a termination upon a change of control (as defined in the agreement), we are required to pay a severance payment ranging from between 6 and 12 month of base salary, depending upon the circumstances of such termination.

Alan G. Harris. We entered into an employment agreement with Dr. Harris dated January 26, 2006, whereby Dr. Harris agreed to serve as our Chief Medical Officer for a period of three years commencing on February 1, 2006. Mr. Harris’ employment with Company ended on December 31, 2007. The employment agreement provided that, in exchange for his services, Dr. Harris would receive (i) an annual base salary of $275,000; (ii) a guaranteed cash bonus of $50,000; (iii) an annual milestone bonus on each anniversary of the employment agreement during the term of the agreement in an amount up to 30% of his annual base salary, at the discretion of our chief executive officer and the Board; and (iv) an option to purchase 300,000 shares of our common stock at an exercise price equal to the last closing sale price of our common stock on February 1, 2006, such options to vest in equal amounts over three years and be exercisable for a 10-year term. In the event Dr. Harris' employment is terminated by us upon a change of control and the fair market value of our common stock, as determined in the good faith discretion of the Board, is less than $40,000,000 on the date of the change of control, Dr. Harris shall continue to receive his base salary and benefits for a period of three months from the date of termination. In the event such termination is for a reason other than for cause or pursuant to a change of control, Dr. Harris shall be entitled to receive his base salary for a period of six months from the date of termination.

Dr. Harris executed a Separation and Release Agreement (the "Separation Agreement") with the Company which provides for, among other things, (i) the termination of Dr. Harris's employment effective December 31, 2007; (ii) continuation of his base salary through February 29, 2008 in accordance with the Company's standard payroll practices; (iii) the amendment of certain outstanding option grants to provide for the immediate vesting of the unvested portion of the grant issued on February 1, 2006 and the immediate vesting of one-third of the options granted on April 25, 2007 and to extend the expiration date of such option grants; and (iv) the waiver of the Company's right to enforce the covenants against competition contained in Section 6(a) of his employment agreement. The Separation Agreement further provides for mutual general releases.

Michael G. McGuinness. Mr. McGuinness’ employment with us is governed by an employment agreement dated July 7, 2006. The agreement provides for an initial three-year term of employment ending July 2009, subject to additional one-year renewal periods upon the mutual agreement of the parties. Pursuant to the agreement, Mr. McGuinness is entitled to an annual base salary of $205,000 and an annual bonus, payable in the discretion of our Board, of up to 30 percent of his annual base salary. Mr. McGuinness is also entitled to certain other fringe benefits that are made available to our senior executives from time to time, including medical and dental insurance and participation in our 401(k) plan.

In addition, in accordance with the terms of the employment agreement, we issued to Mr. McGuinness two 10-year stock options pursuant to our 2003 Stock Option Plan. The first option relates to 220,000 shares of common stock and is exercisable at a price of $0.70, the closing price of our common stock on the date of his employment agreement. The second option relates to 60,000 shares and is exercisable at a price of $1.35 per share. Both options vest in three annual installments commencing July 10, 2007. To the extent Mr. McGuinness’ employment with us is terminated prior to the end of such 10-year term, the options shall remain exercisable for a period of 90 days.

Mr. McGuinness’ employment agreement further provides that in the event we terminate his employment with us other than as a result of death, for “cause,” “disability” or upon a “change of control” (as those terms are defined in the agreement), then (1) Mr. McGuinness will continue receiving his base salary and fringe benefits for a period of six months following such termination, provided, that our obligation to pay such compensation shall be offset by any amounts received by Mr. McGuinness from subsequent employment during such 6-month period, and (2) the vesting of the stock options issued to Mr. McGuinness in accordance with the employment agreement will accelerate and be deemed vested as of the date of termination and will remain exercisable for a period of 90 days following such termination. In the event we terminate Mr. McGuinness’ employment during the term of the agreement upon a “change of control” and, if at the time of such termination, the aggregate value of our outstanding common stock is less than $80 million, then (i) Mr. McGuinness will continue receiving his base salary and fringe benefits for a period of six months following such termination and (ii) the portions of the stock options issued in accordance with the employment agreement that have vested as of the date of such termination or that are scheduled to vest in the calendar year of such termination will be deemed vested and will remain exercisable for a period of 90 days following such termination.

Compensation of Directors

Non-employee directors are eligible to participate in the Company’s Non-employee Director Compensation Arrangement, which was adopted on January 30, 2007. Under the arrangement, non-employee directors are granted an option to purchase 50,000 shares of common stock upon their initial election or appointment to the board. Thereafter on an annual basis, non-employee directors are entitled to an option to purchase 50,000 shares of common stock. Each non-employee director is entitled to a retainer of $20,000 per year, payable on a quarterly basis. In addition, each such director shall be entitled to a fee of $1,000 for each meeting of the Board attended in person, or $500 for attending a meeting by telephone or other electronic means. Each non-employee director serving on a committee of the Board is entitled to a fee of $1,000 for each meeting of such committee attended by such director in person, or $500 for attending a committee meeting by telephone or other electronic means. Each non-employee director is also entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of his service as a director, including without limitation, travel related expenses incurred in connection with attendance at Board or Board committee meetings.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Option Awards (1)		All Other Compensation	Total
Neil Herskowitz	$27,500	$7,948	(3)	$0	$35,448
Malcolm Hoenlein	$25,000	$7,948	(4)	$0	$32,948
Timothy McInerney	$24,000	$7,948	(5)	$0	$31,948
Joan Pons Gimbert (2)	$12,000	$7,948	(6)	$0	$19,948
Richard I. Steinhart	$27,000	$7,948	(7)	$0	$34,948
Michael Weiser	$24,500	$7,948	(8)	$0	$32,448

(1)
Represents the amount of share-based costs recognized by us during 2006 under SFAS No. 123(R). See Note 3 to our Consolidated Financial Statements included in our annual report for 2006 on Form 10-KSB for the assumptions made in the valuation.

(2)	Joan Pons Gimbert resigned from the Board in July 2007.

(3)	As of April 21, 2008, Mr. Herskowitz has options to purchase an aggregate of 216,010 shares of our common stock.

(4)	As of April 21, 2008, Mr. Hoenlein has options to purchase an aggregate of 216,010 shares of our common stock.

(5)	As of April 21, 2008, Mr. McInerney has options to purchase an aggregate of 236,010 shares of our common stock.

(6)	As of April 21, 2008, Mr. Pons Gmbert has options to purchase an aggregate of 133,334 shares of our common stock.

(7)	As of April 21, 2008, Mr. Steinhart has options to purchase an aggregate of 216,010 shares of our common stock.

(8)	As of April 21, 2008, Mr. Weiser has options to purchase an aggregate of 230,000 shares of our common stock.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.

PROPOSAL NO. 2:

AMEND THE
CERTIFICATE OF INCORPORATION

 Description of Proposal

The Board has adopted, subject to shareholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock, $0.001 par value, to three hundred million shares (300,000,000). A copy of the proposed amended and restated certificate of incorporation is attached hereto as Appendix A. If the increased authorized common stock is adopted, it will become effective upon the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State.

The Board believes that, with the current level of authorized common stock, the Company is constrained in its ability to pursue strategic growth opportunities and to enhance shareholder value. The Board believes that the availability of the additional shares for such purposes, without delay or the necessity for an additional special stockholders’ meeting, would be beneficial to the Company. The Board considers the proposed increase in the number of authorized shares of common stock desirable and in the best interests of the Company because it would give the Company the necessary flexibility to issue common stock in connection with stock dividends and splits, mergers or acquisitions, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of common stock to be authorized pursuant to this proposal.

The amendment to the Company's Certificate of Incorporation will ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock available for future use. As is the case with the shares of common stock which are currently authorized but unissued, if this amendment to the Company's Certificate of Incorporation is adopted by the shareholders, the Board will only have authority to issue the additional shares of common stock from time to time without further action on the part of shareholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which the Company's securities may then be listed or authorized for quotation.

If the amendment to the Certificate of Incorporation is approved, the additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock. Adoption of the amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. The additional shares of common stock are expected to create capital liquidity to permit and enhance opportunities for future growth.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

	As of April 21, 2008		Upon Effectiveness of Amendment
Shares of Preferred Stock authorized	10,000,000		10,000,000
Shares of Preferred Stock issued and outstanding	0		0
Shares of Preferred Stock available for future issuance	10,000,000		10,000,000
Shares of common stock authorized	150,000,000		300,000,000
Shares of Common stock issued and outstanding	70,624,232		70,624,232
Shares of common stock reserved for issuance under Company’s option plans	11,509,564		11,509,564
Shares of common stock reserved for issuance pursuant to outstanding warrants	16,540,996	(1)	16,540,996	(1)
Shares of common stock reserved for put and call rights	39,285,714	(2)	39,142,857	(2)
Shares of common stock available for future issuance	12,039,594		162,039,594
(1) Includes 714,286 shares reserved for Nordic’s anti-dilution rights
(2) Includes 3,571,428 shares reserved for Nordic’s anti-dilution rights

Potential Anti-Takeover Effect

 The additional number of authorized shares of common stock could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board. The Board could use the additional shares to resist or frustrate a third-party transaction by providing an above-market premium that is favored by a majority of independent shareholders. For example, it could implement a rights plan or similar arrangement pursuant to which shares of common stock would be issued to the other stockholders on highly-dilutive terms if the party seeking to take the Company over has purchased a substantial amount of common stock. At present, the Company does not have any such rights plan or other anti-takeover arrangement in place, nor does the Company have plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  Shareholders do not have any preemptive or other rights to subscribe for any shares of common stock which may in the future be issued by the Company.

Vote Required

Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3:

TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This Proposal 3 requests our stockholders to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2008. The Audit Committee of our Board of Directors has appointed J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2008. J.H. Cohn has performed this function for us commencing with the fiscal year ended December 31, 2002. We expect that representatives of J.H. Cohn will be in attendance at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Fees Billed to the Company by Its Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm, for professional services rendered for fiscal years ended December 31, 2007 and 2006:

	J.H. Cohn LLP
Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit Fees	$103,940	$100,111
Audit-Related Fees (1)	11,520	22,943
Tax Fees (2)	18,708	21,165
All Other Fees (3)	-	-

Total Fees	$134,168	$144,219
______________

(1)   Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption “Audit Fees.” These fees include review of registration statements.

(2)   Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(3)    All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services. Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by our independent registered public accounting firm for fiscal 2007 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

 Vote Required

Ratification of J.H. Cohn LLP’s appointment as the independent registered public accounting firm of the Company for the fiscal year 2008 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, present and entitled to vote at the Annual Meeting. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Annual Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Certain Transactions and Relationships

Oleoylestrone Developments, SL

Pursuant to the terms of a license agreement dated February 15, 2002 between us and Oleoylestrone Developments, SL, or OED, which was terminated in November 2007, we had an exclusive, worldwide license to U.S. and foreign patents and patent applications relating to certain technologies. Although we were not obligated to pay royalties to OED, the license agreement required us to make certain performance-based milestone payments. As of April 15, 2008, OED held approximately 5.6% of our outstanding common stock. Additionally, Mr. Pons, a member of our board of directors, is the chief executive officer of OED.

We also entered into a consulting agreement with OED, which became effective in February 2002 and was terminated along with the termination of the license agreement in November 2007. Pursuant to our consulting agreement, we paid OED a fee of $6,250 per month The fees associated with the consulting agreement were expensed as incurred. Pursuant the consulting agreement, OED agreed to appoint a member to serve as a member of our Scientific Advisory Board and to render consulting and advisory services to us. Such services included research, development and clinical testing of our technology as well as the reporting of the findings of such tests, assistance in the filing of patent applications and oversight and direction of efforts in regards to personnel for clinical development. For the periods ended December 31, 2007 and 2006 and from inception, fees paid to OED were $68,750, $325,000 and $931,250, respectively.

Paramount BioCapital, Inc.

In February 2007, we engaged Paramount BioCapital, Inc., as our placement agent in connection with the private placement. In consideration for its services, we paid aggregate cash commissions of approximately $600,000 and issued to Paramount a 5-year warrant to purchase an aggregate of 509,275 shares at an exercise price of $1.00 per share. At the time of the engagement, Timothy McInerney was an employee of Paramount BioCapital, Inc. or one of its affiliates. The sole shareholder of Paramount BioCapital, Inc. is Lindsay A. Rosenwald, M.D. Dr. Rosenwald beneficially owns more than 5 percent of our common stock. On March 30, 2007, we entered into a series of subscription agreements with various institutional and other accredited investors for the issuance and sale in a private placement of an aggregate of 10,185,502 shares of our common stock for total gross proceeds of approximately $8.56 million. Of the total amount of shares issued, 10,129,947 were sold at a per share price of $0.84, and an additional 55,555 shares were sold to an entity affiliated with Neil Herskowitz, a director of Manhattan, at a per share price of $0.90, the closing sale price of our common stock on March 29, 2007. Pursuant to the subscription agreements, we also issued to the investors 5-year warrants to purchase an aggregate of 3,564,897 shares of our common stock at an exercise price of $1.00 per share. The warrants are exercisable during the period commencing September 30, 2007 and ending March 30, 2012.

Private Placement

As described above, on March 30, 2007, we issued and sold in a private placement transaction an aggregate of 10,185,502 shares of our common stock. Of the total amount of shares issued, 10,129,947 were sold at a per share price of $0.84, and an additional 55,555 shares were sold to an entity affiliated with Neil Herskowitz, a director of Manhattan, at a per share price of $0.90, the closing sale price of our common stock on March 29, 2007. In addition to the shares of common stock, we also issued to the investors 5-year warrants to purchase an aggregate of 3,564,897 shares of our common stock at an exercise price of $1.00 per share. The warrants are exercisable during the period commencing September 30, 2007 and ending March 30, 2012. Accordingly, we received net proceeds of $7.9 million from the sale of these shares and warrants. We engaged Paramount BioCapital, Inc., as our placement agent in connection with the private placement, as discussed above.

The Hedrin JV

We and Nordic Biotech Advisors ApS, through its investment fund, Nordic Biotech Venture Fund II K/S, entered into a joint venture agreement on January 31, 2008, which was amended on February 18, 2008, pursuant which (i) Nordic contributed cash in the amount of $2.5 million to Hedrin Pharmaceuticals General Partner ApS, a newly formed Danish limited partnership, or the Hedrin JV, in exchange for 50% of the equity interests in the Hedrin JV, and (ii) we contributed certain assets to North American rights (under license) to our Hedrin product to the Hedrin JV in exchange for $2.0 million in cash and 50% of the equity interests in the Hedrin JV. Pursuant to the joint venture agreement, if the FDA determines that Hedrin is a medical device prior to September 30, 2008, Nordic is required to pay an additional $2.5 million in exchange for an additional equity interest in the Hedrin JV and we will be entitled to receive from the Hedrin JV $1.5 million in cash and additional equity interests in the Hedrin JV such that Nordic and we each will have a 50% equity interest in the Hedrin JV. Pursuant to the terms of the joint venture agreement, Nordic has the right to nominate one person for election or appointment to our board of directors.

The Hedrin JV will be responsible for the development and commercialization of Hedrin for the North American market and all associated costs including clinical trials, if required, regulatory costs, patent costs, and future milestone payments owed to Thornton & Ross Ltd., or T&R, the licensor of Hedrin. The Hedrin JV will engage us to provide management services to the Hedrin JV in exchange for an annualized management fee, which for 2008, on an annualized basis, is $527,000. The profits of the Hedrin JV will be shared by us and Nordic in accordance with our respective equity interests in the Hedrin JV, of which we each currently hold 50%, except that Nordic is entitled to receive a minimum return each year from the Hedrin JV equal to 6% on Hedrin sales, as adjusted for any change in Nordic’s equity interest in the Hedrin JV, before any distribution is made to us. If the Hedrin JV realizes a profit in excess of the Nordic minimum return in any year, then such excess shall first be distributed to us until our distribution and the Nordic minimum return are in the same ratio as our respective equity interests in the Hedrin JV and then the remainder, if any, is distributed to Nordic and us in the same ratio as our respective equity interests. However, in the event of a liquidation of the Hedrin JV, Nordic’s distribution in liquidation must equal to the amount Nordic invested in the Hedrin JV ($5 million if the payment milestone described above is met, $2.5 million if it is not met) plus 10% per year, less the cumulative distributions received by Nordic from the Hedrin JV before any distribution is made to us. If the Hedrin JV’s assets in liquidation exceed the Nordic liquidation preference amount, then any excess shall first be distributed to us until our distribution and the Nordic liquidation preference amount are in the same ratio as our respective equity interests in the Hedrin JV and then the remainder, if any, is distributed to Nordic and us in the same ratio as our respective equity interests. Further, in no event shall Nordic’s distribution in liquidation be greater than assets available for distribution in liquidation.

The Hedrin JV's board of directors will consist of four members, two members appointed by us and two members appointed by Nordic. Nordic has the right to appoint one of the directors as chairman of the board. The chairman has certain tie breaking powers. In the event that the payment milestone described above is not achieved by June 30, 2008, then the Hedrin JV 's board of directors will increase to five members, two appointed by us and three appointed by Nordic.

Pursuant to the joint venture agreement, Nordic has the right to put all or a portion of its interest in the Hedrin JV in exchange for such number of shares of our common stock equal to the amount of Nordic’s investment in the Hedrin JV divided by $0.14, as adjusted from time to time for stock splits and other specified events, multiplied by a conversion factor, which is (i) 1.00 for so long as Nordic's distributions from the Hedrin JV are less than the amount of its investment, (ii) 1.25 for so long as Nordic's distributions from the Hedrin JV are less than two times the amount of its investment but greater than or equal to the amount of its investment amount, (iii) 1.50 for so long as Nordic's distributions from the Hedrin JV are less than three times the amount of its investment but greater than or equal to two times the amount of its investment amount, (iv) 2.00 for so long as Nordic's distributions from the Hedrin JV are less than four times the amount of its investment but greater than or equal to three times the amount of its investment amount and (v) 3.00 for so long as Nordic’s distributions from Hedrin JV are greater than or equal to four times the amount of its investment. The put right expires upon the earlier to occur of (i) February 25, 2018 and (ii) 30 days after the date when Nordic's distributions from the Hedrin JV exceed five times the amount Nordic has invested in the Hedrin JV (or 10 days after such date if we have provided Nordic notice thereof).

Pursuant to the joint venture agreement, we have the right to call all or a portion of Nordic's equity interest in the Hedrin JV in exchange for such number of shares of our common stock equal to the portion of Nordic's investment in the Hedrin JV that we call by the dollar amount of Nordic's investment as of such date in the Hedrin JV, divided by $0.14, as adjusted from time to time for stock splits and other specified events. The call right is only exercisable by us if the price of our common stock has closed at or above $1.40 per share for 30 consecutive trading days. During the first 30 consecutive trading days in which our common stock closes at or above $1.40 per share, we may exercise up to 25% of the call right. During the second 30 consecutive trading days in which our common stock closes at or above $1.40 per share, we may exercise up to 50% of the call right on a cumulative basis. During the third consecutive 30 trading days in which our common stock closes at or above $1.40 per share, we may exercise up to 75% of the call right on a cumulative basis. During the fourth consecutive 30 days in which our common stock closes at or above $1.40 per share, we may exercise up to 100% of the call right on a cumulative basis. Nordic may refuse the call, either by paying $1.5 million multiplied by the percentage of Nordic's investment being called or forfeiting an equivalent portion of the put right, calculated on a pro rata basis for the percentage of the Nordic equity interest called by us. The call right expires on February 25, 2013.

In connection with our joint venture agreement, on February 25, 2008, Nordic paid us a non-refundable fee of $150,000 in exchange for the right to receive a warrant to purchase up to 7,142,857 shares of our common stock at $0.14 per share, as adjusted from time to time for stock splits and other specified events, if Nordic did not exercise all or part of its put right on or before April 30, 3008. As of April 30, 2008, Nordic had not exercised all or any portion of its put right and we issued the warrant to Nordic.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All such transactions have been reviewed by the audit committee of our Board of Directors and approved by them. All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our audit committee or another independent committee of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during 2007, we believe that all such forms were filed on a timely basis.

The Board of Directors does not intend to present at the Annual Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Annual Meeting by others. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

MANHATTAN PHARMACEUTICALS, INC.

/s/ Michael G. McGuinness

Michael G. McGuinness, Secretary

Appendix A

CERTIFICATE OF AMENDMENT
TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
MANHATTAN PHARMACEUTICALS, INC.

The undersigned, for purposes of amending the Restated Certificate of Incorporation (the “Certificate”) of Manhattan Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is Manhattan Pharmaceuticals, Inc. (the “Corporation”). The original name of the Corporation was Atlantic Pharmaceutical, Inc. and the date of incorporation was May 18, 1993.

SECOND: The Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on _____________.

THIRD: That Article FOURTH, Section A. of the Restated Certificate is hereby deleted and replaced to read, in its entirety, as follows: “A. The corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued is 300,000,000, and each such share will have a par value of $0.001. The total number of shares of Preferred Stock authorized to be issued is 10,000,000, and each such share will have a par value of $0.001.”

FOURTH: That the foregoing amendments were duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Restated Certificate of Incorporation this ___ day of __________, 2008.

By:

Name:

Title:

 PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MANHATTAN PHARMACEUTICALS, INC.

The undersigned, a stockholder of Manhattan Pharmaceuticals, Inc., hereby appoints Douglas Abel and Michael G. McGuinness, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Manhattan Pharmaceuticals, Inc. to be held at the Company’s offices at 810 Seventh Avenue, 4 th floor, New York, New York 10019 at 10:00 a.m. (EDT), on July 2, 2008, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

(Continued, and to be marked, dated and signed, on the other side)

Manhattan Pharmaceuticals, Inc.

Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 6:59 p.m. Eastern Time on Friday, June 27, 2008. You may vote in one of the following ways:

By telephone. You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Material. You will be provided with a telephone number for voting at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may vote by telephone 24 hours a day. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your votes.

By Internet. You can also vote your shares by the Internet. The Notice Regarding the Availability of Proxy Material indicates the website you may access for Internet voting using the 12-digit control number included in the notice. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you vote by the Internet.

By Mail. If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Meeting. The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED IN BEHALF OF THE BOARD OF DIRECTORS.

	FOR	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: DOUGLAS ABEL NEIL HERSKOWITZ MALCOLM HOENLEIN	☐ ☐ ☐	☐ ☐ ☐	2. TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 150,000,000 TO 300,000,000;	☐ FOR	☐ AGAINST	☐ ABSTAIN
TIMOTHY McINERNEY RICHARD I. STEINHART MICHAEL WEISER	☐ ☐ ☐	☐ ☐ ☐	3. PROPOSAL TO RATIFY APPOINTMENT OF J.H. COHN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may come before the Meeting.

COMPANY NO.: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date